Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
Message from our         "The reputation of a thousand years may be determined
CEO and President        by the conduct of one hour." Ancient Japanese Proverb

                         We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                         We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                         It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
Table of Contents        Standards of Conduct                                3
                         Ethical Considerations Regarding Confidentiality    4
                         Policy on Personal Securities Transactions          4
                               Accounts Covered                              4
                               Transactions Subject to Pre-clearance         6
                                 Securities and Other Instruments Subject
                                 to Pre-clearance                            6
                                 Transactions Exempt From Pre-clearance      6
                                 Non-volitional Transactions                 7
                                 Requesting Pre-clearance                    7
                               Restrictions on Covered Transactions          8
                                 Blackout Periods                            8
                                 Short Term Trading                          9
                                 Securities of Brokerage Firms               10
                                 Short Sales, Options and Margin
                                 Transactions                                10
                                 Derivatives                                 10
                                 Initial Public Offerings ("IPOs")           10
                                 Private Placements                          11
                               Open-End Mutual Fund Transactions             11
                         Exemptive Procedure for Personal Trading            12
                         Reporting and Certification Requirements            12
                               Initial Holdings Report                       12
                               Duplicate Brokerage Confirmations             13
                               Quarterly Reporting of Transactions and
                               Brokerage Accounts                            13
                               Annual Holdings Report                        14
                               Quarterly Certifications                      15
                               Annual Certifications                         15
                               Review of Reports and Additional Requests     15
                         Gifts, Travel and Entertainment Opportunities and
                         Sensitive Payments                                  16
                               General Principles                            16
                               Accepting Gifts                               16
                               Accepting Travel and Entertainment
                               Opportunities                                 17
                               Solicitation of Gifts, Contributions, or
                               Sponsorships                                  18
                               Giving Gifts (other than Entertainment
                               Opportunities)                                19
                               Providing Entertainment Opportunities         19
                         Sensitive Payments                                  20
                         Other Activities                                    20
                         Violations of the Code of Ethics                    21
                         Appendix A - Quick Reference Table for Personal
                         Securities Transactions
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

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
Standards of Conduct     Wellington Management Company, LLP and its affiliates
                         have a fiduciary duty to investment company and investment counseling clients that requires each Employee to act solely for the benefit of clients. As a firm and as individuals, our conduct (including our personal trading) must recognize that the firm's clients always come first and that we must avoid any abuse of our positions of trust and responsibility.

                         Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                         This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. All Employees are subject to this Code and adherence to the Code is a basic condition of employment. If an Employee has any doubt as to the appropriateness of any activity, believes that he or she has violated the Code, or becomes aware of a violation of the Code by another Employee, he or she should consult Tracy Soehle, the Firmwide Compliance Manager, at 617.790.8149, Cynthia Clarke, our General Counsel at 617.790.7426, or Clare Villari, the Chair of the Ethics Committee at 617.951.5437.

                         The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees worldwide (including temporary employees compensated directly by Wellington Management and other temporary employees to the extent that their employment with Wellington Management exceeds 90 days) and Partners.

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
Ethical Considerations   Confidentiality is a cornerstone of Wellington
Regarding                Management's fiduciary obligation to its clients as
Confidentiality          well as an important part of the firm's culture.

                         Use and Disclosure of Information

                         Information acquired in connection with employment by the organization is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                         Information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests is confidential and may not be disclosed to persons outside our organization and in no way can be used for personal gain or the gain of others.

                         "Inside Information"

                         Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

------------------------ -------------------------------------------------------
Policy on Personal       All Employees are required to clear their personal
Securities               securities transactions (as defined below) prior to
Transactions             execution, report their transactions and holdings
                         periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

                         Employees should note that Wellington Management's policies and procedures with respect to personal securities transactions also apply to transactions by a spouse, domestic partner, child or other immediate family member residing in the same household as the Employee.

                         Accounts Covered

                         Definition of "Personal Securities Transactions"

                         A personal securities transaction is a transaction in which an Employee has a beneficial interest.

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
                         Definition of "Beneficial Interest"

                         An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear, the following:

                         1

                         Securities owned individually by the Employee, including securities held in IRA's and other retirement accounts.

                         2

                         Securities owned jointly by the Employee with others (e.g., joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations).

                         3

                         Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct or indirect beneficial interest if the immediate family member resides in the same household as the Employee (including through a partnership, trust or other vehicle). This presumption may be rebutted if the Employee is able to provide the Operational Risk Management and Compliance Group (the "Compliance Group") with satisfactory assurances that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below).

                         Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                         Exceptions

                         If an Employee has a beneficial interest in an account that the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Firmwide Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. Examples of situations where grounds for an exemption may be presented include:

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------

                         o The Employee has no influence or control over the account (e.g., the Employee has a professionally managed account over which the Employee has given up discretion); or

                         o The Employee has a substantial measure of influence or control over an account, but neither the Employee nor a member of the Employee's immediate family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary);

                         In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's investment company or counseling clients, or with the Employee's position within Wellington Management. In this regard, please note "Ethical Considerations Regarding Confidentiality," referenced in this Code, which do apply to such situations.

                         -------------------------------------------------------

                         Transactions Subject to Pre-Clearance

                         Except as specifically exempted in this section, all Employees must clear their personal securities transactions prior to execution. Clearance for personal securities transactions for publicly traded securities will be in effect for 24 hours from the time of approval. See Appendix A for a summary of securities subject to pre-clearance and reporting, reporting only and exempt securities.

                         1

                         Securities and Other Instruments Subject to
                         Pre-clearance ("Covered Transactions")

                         Transactions in bonds (including municipal bonds), stock (including shares of closed end funds), Exchange Traded Funds ("ETFs") organized as something other than open-end mutual funds (such as HOLDRs), narrowly defined ETFs (such as sector ETFs), notes, convertibles, preferreds, ADRs, single stock futures, limited partnership and limited liability company interests (for example, hedge funds), options on securities, warrants, rights, etc., for US and non-US securities, whether publicly traded or privately placed are subject to the pre-clearance requirements of the Code.

                         2

                         Transactions Exempt from Pre-Clearance

                         Pre-clearance and reporting is not required for transactions in open-end mutual funds (including broadly diversified Exchange Traded Funds organized as

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
                         open-end mutual funds such as SPDRs, iShares, QUBEs, DIAMONDs, etc.), variable insurance products, US Government securities, money market instruments, Wellington Trust Company pools, Wellington Management sponsored hedge funds, broad-based stock index and US government securities futures and options on such futures, commodities futures, foreign currency transactions.

                         3

                         Non-volitional Transactions Pre-clearance is not required, but reporting is required for non-volitional transactions. Non-volitional transactions include:

                         o automatic dividend reinvestment and stock purchase plan acquisitions;

                         o gifts of securities to an Employee over which the Employee has no control of the timing;

                         o gifts of securities from an Employee to non-profit organizations including private foundations and donor-advised funds;

                         o gifts of securities from an Employee to a donee or transferee (other than a non-profit organization) provided that the donee or transferee represents that he or she has no present intention of selling the donated security; and

                         o transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

                         Please note, however, that most of these transactions must be reported even though they do not have to be pre-cleared. See "Reporting and Certification Requirements."

                         An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception that has similar characteristics to an excepted security or transaction should submit a request in writing to the Firmwide Compliance Manager.

                         4

                         Requesting Pre-Clearance

                         Clearance for Covered Transactions must be obtained by submitting a request via the intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. Employees are responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
                         information that he or she may possess about the securities or the issuer. The Compliance Group will maintain a confidential log of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are subject to special clearance by the Chief Compliance Officer or the General Counsel or their designee, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

                         -------------------------------------------------------
                         Restrictions on Covered Transactions

                         Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                         The restrictions and blackout periods proscribed below are designed to avoid conflict with our clients' interests. However, patterns of trading that meet the letter of the restrictions but are intended to circumvent the restrictions are prohibited. It is expected that Employees will comply with the restrictions below in good faith and conduct their personal securities transactions in keeping with the intended purpose of this Code.

                         1

                         Blackout Periods

                         No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
                         Employee Blackout Periods

                         An Employee will be denied pre-clearance for Covered Transactions that are:

                         o being bought or sold on behalf of clients until one
                           trading day after such buying or selling is completed or canceled.

                         o the subject of a new or changed action recommendation
                           from a research analyst until 10 business days following the issuance of such recommendation;

                         o the subject of a reiterated but unchanged
                           recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

                         Portfolio Manager Additional Blackout Period

                         In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                         Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Compliance Group.

                         2

                         Short Term Trading

                         The Code strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading". The 60 day prohibition does not apply to transactions resulting in a loss.

                         3

                         Securities of Brokerage Firms Employees engaged in equity or bond trading and Employees with portfolio management responsibility for client accounts may not engage in personal

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics


------------------------ -------------------------------------------------------
                         transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer.

                         4

                         Short Sales, Options and Margin Transactions The Code strongly discourages short sales, options and margin transactions. Subject to pre-clearance, Employees may engage in short sales, options and margin transactions, however, Employees engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

                         Particular attention should be paid to margin transactions. Employees should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. Employees engaging in margin transactions should be clear that exceptions will not be granted after the fact for these violations.

                         5

                         Derivatives

                         Transactions in derivative instruments shall be restricted in the same manner as the underlying security. Employees engaging in derivative transactions are reminded to pay particular attention to paragraph 4 above.

                         6

                         Initial Public Offerings ("IPOs")

                         No Employee may engage in personal transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of closed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

                         7

                         Private Placements

                         Employees may not purchase securities in private placements (including non-affiliated hedge funds) unless approval of the Chief Compliance Officer, the General Counsel or their respective designee has been obtained. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

                         -------------------------------------------------------
                         Open-End Mutual Fund Transactions

                         Wellington Management requires that Employees engaging in mutual fund investments ensure that all investments in open-end mutual funds comply with the fund's rules regarding purchases, redemptions, and exchanges.

                         Notwithstanding the above, the firm has a fiduciary relationship with the funds for which it serves as investment adviser or sub-adviser. Accordingly, Employees may not engage in any activity in the funds advised or sub-advised by Wellington Management that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders. Employees are further prohibited from benefiting from or enabling others to benefit from, information about contemplated or actual securities trades in any mutual fund portfolio sub-advised by Wellington Management. (See "Ethical Considerations Regarding Confidentiality")

------------------------ -------------------------------------------------------
Exemptive Procedure      In cases of hardship, the Firmwide Compliance
For Personal Trading     Manager, the General Counsel, or their respective
                         designee can grant exemptions from the personal
                         trading restrictions in this Code. The decision will
                         be based on a determination that a hardship exists
                         and the transaction for which an exemption is
                         requested would
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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd
                         Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                         Any Employee seeking an exemption should submit a written request to the Firmwide Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                         Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

------------------------ -------------------------------------------------------
Reporting and            Records of personal securities transactions by
Certification            Employees and their immediate family members will be
Requirements             maintained. All Employees are subject to the following
                         reporting and certification requirements:

                         1

                         Initial Holdings Report

                         New Employees are required to file an Initial Holdings Report and a Disciplinary Action Disclosure form within ten (10) calendar days of joining the firm. New Employees must disclose all of their security holdings in Covered Transactions, including private placement securities, at this time. New Employees are also required to disclose all of their brokerage accounts at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington Management intranet.

                         2

                         Duplicate Brokerage Confirmations Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their securities transactions to the Compliance Group. Brokerage firms are accustomed to providing this service.

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         To arrange for the delivery of duplicate confirmations, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group or the Wellington Management intranet. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by electronic filings from securities depositories. Employees should not send the completed forms to their brokers directly.

                         If under local market practice, brokers are not willing to deliver duplicate confirmations to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade.

                         3

                         Quarterly Reporting of Transactions and Brokerage Accounts SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 10 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

                         At the end of each calendar quarter, Employees will be reminded of the SEC filing requirement. An Employee that fails to file within the SEC's 10 calendar day deadline will, at a minimum, be prohibited from engaging in personal trading until the required filings are made.

                         Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter. The quarterly report must include information regarding:

                         o  all Covered Transactions (as defined on page 6);

                         o any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established; and

                         o non-volitional transactions (as described on page 7 and below).

                         Non-volitional transactions must be reported even though pre-clearance is not required and the nature of the transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                         4

                         Annual Holdings Report SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are Covered Transactions and those that must be reported as indicated in the prior section.

                         Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                         5

                         Quarterly Certifications

                         As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.

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                                                                         Page 14
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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         6

                         Annual Certifications As part of the annual reporting process on the COEC, each Employee is required to certify that:

                         o The Employee has read the Code and understands its terms and requirements;

                         o The Employee has complied with the Code during the course of his or her association with the firm;

                         o The Employee has disclosed and reported all personal securities transactions and brokerage accounts required to be disclosed or reported;

                         o The Employee will continue to comply with the Code in the future;

                         o The Employee will promptly report to the Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and

                         o The Employee understands that a violation of the Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                         7

                         Review of Reports and Additional Requests

                         All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Firmwide Compliance Manager or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

------------------------ -------------------------------------------------------
Gifts, Travel and        Occasionally, Employees may be offered, or may
Entertainment            receive, gifts from clients, brokers, vendors, or
Opportunities, and       other organizations with whom the firm transacts
Sensitive                Payments business. The giving and receiving of gifts
                         and opportunities to travel and attend entertainment events are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                         1

                         General Principles Applicable to Gifts, Travel and Entertainment Opportunities, and Sensitive Payments

                         Giving and receiving gifts and participating in entertainment events cannot occur if the frequency and/or value of a gift or entertainment event may be considered excessive or extravagant. No gift, travel and entertainment

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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         opportunity or payment may be made by the firm or any Employee to any outside party for the purpose of securing or retaining business for Wellington Management, or for influencing any decision on its behalf. If giving or receiving a gift, travel and entertainment opportunity or sensitive payment would create or appear to create a conflict with the interests of our clients or the firm, such gift, travel and entertainment opportunity or sensitive payment is not permitted. With regard to gifts and entertainment opportunities received as permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                         2

                         Accepting Gifts Acceptance of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or gifts that may be considered excessive or extravagant, as measured by the total value or quantity of the gift(s), is prohibited.

                         Gifts (other than entertainment tickets) of a nominal value (i.e., gifts whose reasonable value is no more than $100) and promotional items (e.g., pens, mugs, t-shirts and other logo bearing items) may be accepted.

                         If an Employee receives any gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                         Gifts that are directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such gifts, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                         3

                         Accepting Travel and Entertainment Opportunities Wellington Management recognizes that gatherings with representatives from organizations with whom the firm transacts business, such as brokers, vendors, and clients, are important relationship building exercises. Accordingly, occasional participation in lunches, dinners, cocktail parties, concerts, theater events, golf or other sporting activities or outings is not prohibited. However, before accepting an invitation to an activity or outing that is high profile,

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                                                                         Page 16
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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         unusual, or otherwise outside the scope of the above, Employees must clear their participation with their Business Manager. Similarly, under such circumstances, Business Managers must clear their participation with the Chief Executive Officer or the Chair of the Ethics Committee. Employees should exercise reasonable business judgment with respect to their participation in such events, and demonstrate high standards of personal conduct when in attendance. Participation in an entertainment opportunity that may be considered excessive or extravagant, as measured by the total value or number of Wellington Management participants, is prohibited.

                         Employees should be particularly sensitive with respect to the totality of the expenses related to entertainment opportunities, and ensure that expenses related to tickets, travel and lodging, car and limousine services, and air travel comply with the following requirements:

                         o Entertainment Tickets

                         Employees may be offered tickets to a variety of events for business entertainment purposes. Tickets may be accepted under the following circumstances: If the host is present with the Employee at the event, an Employee may accept tickets with a face value of $250 or less. If the face value of the ticket exceeds $250, the Employee must reimburse the host the amount of the excess. If the host is not present, the Employee may only accept the tickets if the Employee reimburses the host for the total face value of the tickets. It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to accepting any tickets.

                         o Travel and Lodging

                         Business related travel and lodging must be paid for by Wellington Management. Entertainment related travel and lodging must be paid for by the Employee. In the event that an Employee receives an invitation to, and is approved to attend, an entertainment event (including a ticketed event as described above) for which the travel and lodgings are arranged and secured by the host, the Employee may not attend unless the Employee reimburses the host for the reasonable equivalent cost of such travel and lodging (e.g., full airfare, ground transportation and hotel). It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to attending such an event.

                         o Car and Limousine Services

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                                                                         Page 17
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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         When accompanied by a host, Employees should exercise reasonable business judgment with respect to accepting rides in limousines and car services. Except where circumstances warrant (e.g., where safety is a concern), Employees are discouraged from accepting limousine and car services paid for by a host when the host is not present.

                         o Air Travel

                         Employees are not permitted to accept a gift of air travel in connection with any entertainment related activity. The cost of airfare, as determined by Wellington Management's Travel Manager, must be paid by the Employee. The host must accept reimbursement of the cost of a ticket for a commercial flight. With respect to private aircraft or charter flights, the host must accept reimbursement equivalent to the cost of a full fare, first class commercial flight, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to attending such an event. With respect to business related travel, the cost of airfare must be paid by Wellington Management and shall be determined as outlined above. Wellington Management strongly discourages the use of private aircraft or charter flights for business or entertainment related travel.

                         4

                         Solicitation of Gifts, Contributions, or Sponsorships

                         Employees may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, Employees are prohibited from making such requests through Wellington Management's Trading Department or any other Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

                         5

                         Giving Gifts (other than Entertainment Opportunities)

                         In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the

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                                                                         Page 18
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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

                         Employees should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

                         6

                         Providing Entertainment Opportunities

                         Employees are not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, Employees are prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

                         Client events and entertainment organized, hosted and attended by at least one Wellington Management Employee are not subject to this prohibition and are outside the scope of this Code.

                         7

                         Sensitive Payments

                         Employees must not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                         o Use of the firm's name or funds to support political candidates or issues, or elected or appointed government officials.

                         o Payment or receipt of bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction.

                         o Payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

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                                                                         Page 19
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                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
                         These provisions do not preclude an Employee's ability to make personal contributions, provided such contributions meet the standards described above. Employees making contributions or payments of any kind may do so in their capacity as individuals, but may not use or in any way associate Wellington Management's name with such contributions or payments.

                         8

                         Questions and Clarifications Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

------------------------ -------------------------------------------------------
Other Activities         Outside Activities

                         All outside business affiliations (e.g., directorships, officerships or trusteeships) of any kind or membership in investment organizations (e.g., an investment club) must be approved by an Employee's Business Manager and cleared by the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee prior to the acceptance of such a position to ensure that such affiliations do not present a conflict with our clients' interests. New Employees are required to disclose all outside business affiliations to their Business Manager upon joining the firm. As a general matter, directorships in public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts that may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information. Employees that engage in outside business affiliations and charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

                         Outside Employment

                         Employees may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. New Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.

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                                                                         Page 20

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                         Code of Ethics

------------------------ -------------------------------------------------------
Violations of the        Compliance with the Code is expected and violations
Code of Ethics           of its provisions are taken seriously. Employees must

                         recognize that the Code is a condition of employment with the firm and a serious violation of the Code or related policies may result in dismissal. Since many provisions of the Code also reflect provisions of the US securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                         The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by the Chief Compliance Officer, the General Counsel, and the Chair of the Ethics Committee who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                         Violations of the Code's personal trading restrictions will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

                         Violations of the Code's reporting and certification requirements may result in a suspension of personal trading privileges or other sanctions.

------------------------ -------------------------------------------------------
Further Information      Questions regarding interpretation of this Code or
                         questions related to specific situations should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                         Revised: July 1, 2004

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